Exhibit 10.04

                   [Crown Plaza Executive Office Suites Logo]

                               AGREEMENT BETWEEN:
                    CROWN PLAZA EXECUTIVE SUITES CORPORATION
                                       AND
                  ESSENTIAL INNOVATIONS TECHNOLOGY CORPORATION

                                 VIRTUAL OFFICE
                                       and
                           TELECOMMUNICATION SERVICES

                        at 114 W. Magnolia, Suite 400-142
                              Bellingham, WA 98225


THIS AGREEMENT is entered into this 26th of NOVEMBER, 2002 by and between CROWN PLAZA EXECUTIVE SUITES CORPORATION (CPES) and ESSENTIAL INNOVATIONS TECHNOLOGY CORPORATION (Contractor), with reference to the following facts:

         A. Contractor DOES NOT occupy a Suite in the Crown Plaza Executive Suites but wishes to receive specific Virtual Office services and Telecommunication Services.

         B. CPES offers to Contractor various facility, administrative, secretarial, and support services called a Virtual Office which is described herein as items a) to i) and Telecommunication Services which are described and priced in Exhibit B.

         C. Contractor desires to receive the Virtual Office and various Telecommunication Services offered by CPES, and agrees to pay CPES for same, at the rates therefore prevailing from time to time and as described herein.

         NOW, THEREFORE, the parties agree with one another, as follows:

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         NOW, THEREFORE, the parties agree with one another, as follows:

1.       DESCRIPTION

Commencing on DECEMBER 1, 2002 Crown Plaza shall provide the following Support Services to Contractor.

         1.1 Virtual Office consisting of the following items:

         a) Telephone answering service from 8:00 AM - 5:00 PM, Monday through Friday (except holidays). We will answer your calls with any custom answering/greeting phrase you request, then handle your calls per your instructions. We will support the use of Voice Mail for your clients' messages. When requested we will take messages.

         b)       Mail reception for Contractor pickup; forwarding at cost.

         c) Contractors name on building directory in Main Lobby, $20.00 each name.

         d)       Access to support services as described in Exhibit A

         e) Conference room use with prior reservation 8:00 AM to 4:30 PM, Monday through Friday (excluding holidays) to a maximum of 6 hours per month, after 6 hours per month conference rooms charged at $15.00 per hour or at rates published periodically by CPES. After 6 hours per month Crown Plaza Executive Suites reserves the right to regulate/restrict total ours of conference room use.

         f)       Free coffee or tea when using conference rooms.

         g) Reception of Contractors guests and announcing of same to Contractor.

         h) Guest Parking, parking for guests of Contractor adjacent to Crown Plaza Building in designated area to restrictions as posted in parking area on Crown Plaza Building wall.

         1.2 Telecommunication Services as described in Exhibit B and as separately priced according to that Exhibit B.

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2. PAYMENT. Contractor shall pay CPES for the Virtual Office identified above in items a) to f) and Telecommunication Services as described in Exhibit B in lawful money of the United States, on or before the FIRST (1ST) day of each month. Crown Plaza acknowledges receipt of $300.00; $150.00 as security deposit, and $150.00 as prepaid rent for the month of DECEMBER, 2002.

3. TERMINATION. Termination will occur should CPEOS not receive monthly payment by 5th of the month. Either party may terminate this Agreement, in whole or in part, without penalty, on Sixty (60) days written notice to the other. Notice shall be received by the first of the month and termination will always occur on the last day of the calendar month.

4. HIRING OF CPEOS SUPPORT SERVICES STAFF. Contractor understands that CPES has incurred substantial time and expenses to obtain personnel for its support services staff. Contractor agrees not to offer to hire or employ any of the employees of CPES support services staff. In the event that Contractor should hire or attempt to hire any of the employees of CPES support services staff, Contractor agrees that such offer of employment or hiring of any such employee will constitute a material breach of this Agreement and that such breach shall constitute grounds for the immediate termination of this Agreement. Employees of CPES support services staff includes all employees of the support services staff during the period of their employment with CPES and for a period of sixty (60) days thereafter.

5. GUEST PARKING. Contractor acknowledges that guest parking places adjacent to Crown Plaza Building (Northeast side) are for the use of Contractors guests and are not for the Contractors personal use.

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IN WITNESS WHEREOF, the parties have signed this Agreement the date and year first written above.

                                    EXHIBIT A

                          CROWN PLAZA EXECUTIVE SUITES
                                SUPPORT SERVICES

WORD                                PROCESSING $25.00 per hour (15 minute min.)

CLERICAL TASKS                      $15.00 per hour
Filing
Copying
Appointment Tracking
Client Telephoning
Running Errands, etc.
Mail Forwarding

FAX
Transmission                        $2.00 first page  $1.00 all others
Receipt                             $1.00 per page

NOTARY PUBLIC                       $3.00 per document

POSTAGE                             POSTAGE RATE plus 25%

COPIES                              $10 per copy

LASER COPIES
Plain White Paper                   $15 per page
Bond Paper                          $20 per page
Your Stationery                     $10 per page

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                                    EXHIBIT B
                                       TO
                           BUSINESS IDENTITY AGREEMENT

                           TELEPHONE SERVICE AGREEMENT

SERVICES

CPES agrees to lease Lessee a telephone instrument(s), and to provide telephone line(s), voice mail, and long-distance service for its use at rates published in this Exhibit A of the Business Identity Agreement. Lessee agrees that CPES of Bellingham, Washington will be the sole supplier of telecommunication service to clients at its location at Suite #400, 114 W. Magnolia St., Bellingham, Washington unless agreed to in writing by Lessor.

WARRANTY

Should any of Lessee's telephone instruments become defective in the normal course of business. CPES shall, upon notification by Lessee and at the earliest opportunity, replace or repair the instrument at no charge to Lessee. Lessee agrees to exercise reasonable care of rented telephone instrument. Should the telephone instrument fail due to abuse and/or misuse, Lessee will be charged for repair or replacement. Should Lessee develop any problems with his telephone lines, he shall immediately notify CPES of the same, after which CPES shall take immediate action to correct the problem. Lessee agrees that telephone instrument or line failure shall not relieve Lessee of his obligation sunder this agreement, provided CPES takes reasonable steps to correct the same. Lessee shall purchase his long-distance service through CPES.

DISCONNECT

Lessee agrees that it will pay $48 to have telephone service including voice line(s), telephone set, Voice Mail, and fax modem line(s), disconnected at end of tenancy. This is a one-time fee per tenant and includes all service regardless of number of suites the tenant has been occupying.

PAYMENT

Lessee agrees to pay CPES any and all telephone instrument rental charges, voice mail charges, and telephone line charges in advance within ten (10) days of receiving an invoice and to pay telephone long distance charges within ten business days of being billed by CPES for the same. Should Lessee fail to do so, CPES shall be entitled, without notice or liability to Lessee, to terminate the Lessee's telephone service and CPES shall not be required to reconnect the same until Lessee's account has been brought current and Lessee pays CPES a reconnection fee of $50.00 per line. In addition, at CPES sole option, such failure to pay may be deemed to be an event of default of this agreement and/or default of the Business Identity Agreement.

If Lessee is converting to CPES Telecommunication Service from US West, it agrees to pay US West Communications for any amounts owing to US West Communications and their previous long distance carrier for all telephone line charges and long distance charges incurred up to the exact date that US West

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Communications supersedes the Lessee's telephone numbers to CPES of Bellingham.
A final bill for these services will be issued by US West Communications and the previous long distance carrier and must be paid in full to the respective carrier. Lessee understands that its existing telephone numbers must be superseded (temporarily given) to CPES and become the property of CPES. CPES agrees that Lessee may take this superseded telephone number(s), upon request, at termination of tenancy. CPES will not charge any fees for release of previously superseded telephone number(s). Lessee acknowledges that CPES will release the number to the Lessee when their account has been paid in full for all outstanding amounts owing to CPES.

TERMS

Lessee's Telecommunication Service shall, unless this agreement is terminated earlier due to Lessee's default, run for as long as the Business Identity Agreement endures.

LIMITATION OF DAMAGES

Lessee understands and acknowledges that certain equipment and personnel failures may occur from time to time and that CPES relies on the service of utility providers and Teleport Communications Group (TCG) and MCI, over which it has no control, who provide power and data transmission services to Lessor. Lessor shall not be liable for any injury, damages or costs, actual, special, or consequential which may arise or accrue should the furnishing of any of the above services or utilities be prevented or interrupted, for any reason, including act by local utility, fire, accident, strike, act of God, the making of necessary repairs or improvements, governmental action or any other cause beyond the control of the Lessor. Lessee agrees that Lessee's claim for any damages against CPES shall be limited to a refund of Lessee's fees on a prorated basis for the days on which Lessee's telecommunication services were not handled in an appropriate manner as documented in writing to CPES. CPES shall not be responsible for any pecuniary loss, actual, special, or consequential to which Lessee is subjected as a result of failure of Telecommunication Services.

ENTIRE AGREEMENT

This Agreement (3 pages) and Addendum T (one page) to the Business Identity Agreement expresses and contains the entire agreement of the parties hereto and there are not express or implied representations, warranties, or arrangements between them, except as contained in the two documents. This Agreement may not be modified, amended, or supplemented except in writing, signed by bot Lessee and CPES. No consent given or waiver made by CPES of any breach by Lessee of any provisions of this Agreement shall operate or be construed in any manner as a waiver of any subsequent breach of the same or of any other provision.

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                               SCHEDULE OF PRICES

As agreed in the Telephone Service Agreement and in the Lease Agreement, the Lessor agrees to rent or purchase the following Telecommunication Services from Crown Plaza Executive Suites as defined in this addendum. Long Distance Service is currently 8.99 cents per minute. CPES reserves the right to increase these long distance prices with written notice to Lessee should CPES receive price increase changes from its long distance carrier. Copies of price change from CPES carrier will be supplied with written notice of price increase to Lessee.

Monthly

__1__ First telephone voice line                              $35    $ INCLUDED
_____ Second telephone voice line                             $0     $__________
_____ Third and additional telephone voice lines              $35    $__________
_____ Fax/modem line                                          $41.35 $__________

_____ Telephone instrument rental.28 key display hands-free   $25    $__________
         17 key                                               $18    $__________
         6 key                                                $15    $__________

__1__ Voice Mailbox, Executive                                $15    $ INCLUDED
         President                                            $22    $__________
         CEO                                                  $25    $__________
         Custom Call Routing                                  $10    $__________

                                          TOTAL MONTHLY              $__________

         Install Fees, One-Time

_____ Custom call routing install fee                                $__________
__1__ Voice install fee, per box                              $20    $ INCLUDED
__1__ Telephone install fee                                   $48    $ 48.00____
__1__ Telephone disconnect fee at end of tenancy              $48    $ 48.00____
_____ Telecommunication Services deposit                             $__________

                                          TOTAL INSTALL              $ 48.00____

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IN WITNESS WHEREOF, the parties have signed this Agreement the date and year first written above.

CROWN PLAZA EXECUTIVE SUITES CORP.
114 West Magnolia, Suite 400
Bellingham, WA  98225
(360)                                         733-0185 ESSENTIAL
                                              INNOVATIONS
                                              TECHNOLOGY CORP.
By /s/ M.L. Sandiland
Its President                                 By /s/ Ken Telford
                                              Printed Name KEN TELFORD
Date                                          Date November 30, 2002
                                              Business Address
                                              Unit 200 10125 199B Street
                                              Langely, BC
                                              V1M 3W9
                                              Business Telephone 604 882-6520
                                              Home Address
                                              Home Telephone

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